UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2012

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on June 28, 2012.  The following proposals were presented to a vote of the stockholders and received the votes indicated:

Proposal 1: Election of Class B Directors

To elect Alberto Chehebar and William Mauer to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes

Alberto Chehebar	70,953,509	85,925	18,235,965

William Mauer	67,323,748	3,715,686	18,235,965

Proposal 2: Ratification of appointment of independent auditors

To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2012:

Votes For	Votes Against	Abstain

88,979,530	209,229	86,640

Proposal 3: Approval of Lion Warrant Amendments

To approve an amendment to the Existing Lion Warrants to (i) extend the expiration date of the Existing Lion Warrants from February 18, 2018 to February 18, 2022 and (ii) reduce the exercise price thereof, as such price may be adjusted from time to time pursuant to the adjustments specified in each respective Existing Lion Warrant or the Lion Credit Agreement, by $0.25 per share in the event of the Company’s failure to achieve certain specified quarterly levels of EBITDA (as such terms are defined in the proxy statement):

For	Against	Abstain	Broker Non-Votes

70,677,407	250,191	111,836	18,235,965

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: June 28, 2012	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Senior Vice President, General Counsel and Secretary